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                                                             EXHIBIT 23


                    CONSENT OF INDEPENDENT AUDITORS

MONSANTO COMPANY:

    We consent to the incorporation by reference in Monsanto Company's Registration Statement on Form S-8 (No. 333-51316) of our report dated February 12, 2001 (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), incorporated by reference in this annual report on Form 10-K of Monsanto Company for the year ended December 31, 2000.



/s/ DELOITTE & TOUCHE LLP

St. Louis, Missouri
March 23, 2001